Form 8-K                                              Page 3
December 21, 1998




                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


       Date of Report (Date earliest event reported) August 11, 2000


Commission   Registrant, State of Incorporation,     I.R.S.
File Number  Address and Telephone Number            Employer
                                                     Identification
                                                     No.
1-11299      ENTERGY CORPORATION                     72-1229752
             (a Delaware corporation)
             639 Loyola Avenue
             New Orleans, Louisiana  70113
             Telephone (504) 529-5262


1-8474       ENTERGY LOUISIANA, INC.                 72-0245590
             (a Louisiana corporation)
             4809 Jefferson Highway
             Jefferson, Louisiana 70121
             Telephone (504) 840-2734

Item 5.  Other Events

      Reference is made to the Annual Reports on Form 10-K for the year ended December 31, 1999, and the Quarterly Reports on Form 10-Q for the quarter ended June 30, 2000, for Entergy Corporation ("Entergy") and Entergy Louisiana, Inc. ("Entergy Louisiana"), and Amendment No. 1 to Entergy's Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2000, for discussion of the complaint filed in June 1998 against Entergy, Entergy Power, Inc. and Entergy Louisiana in state court in Orleans Parish purportedly on behalf of all Entergy Louisiana ratepayers that seeks treble damages for alleged injuries arising from alleged violations by the defendants of Louisiana's antitrust laws in connection with the costs included in fuel filings with the LPSC and passed through to ratepayers;
and for discussion of the plaintiffs' request that the LPSC initiate a review of Entergy Louisiana's monthly fuel adjustment charge filings and force restitution to ratepayers of all costs that the plaintiffs allege were improperly included in those fuel adjustment filings.

      Entergy Louisiana and the staff of the LPSC have reached an agreement in principle for the settlement of the matter before the LPSC. The terms of the proposed settlement have not as yet been agreed to by other parties to the LPSC proceeding, and must be approved by the LPSC after any parties contesting the settlement are afforded the opportunity for a hearing. Entergy Louisiana would agree under the proposed settlement terms to refund to customers approximately $72 million to resolve all claims arising out of or relating to Entergy Louisiana's fuel adjustment clause filings from January 1, 1975 through December 31, 1999, except with respect to purchased power and associated costs included in the fuel adjustment clause filings for the period May 1 through September 30, 1999. Reserves were previously provided by Entergy Louisiana for the refund. If the proposed settlement is approved, Entergy Louisiana would also consent to future fuel cost recovery under a long-term gas contract based on a formula that would likely result in an under-recovery of actual costs under that contract for the remainder of its term, which runs through 2013. The future under-recovery cannot be precisely estimated at this time because it will depend upon factors that are not certain, such as the price of gas and the amount of gas purchased under the long-term contract. In recent years, Entergy Louisiana has made purchases under that contract totaling from $91 million to $121 million annually. Had the proposed settlement terms been applicable to such purchases, the under-recoveries would have ranged from $4 million to $9 million per year. Hearings on all issues in this proceeding currently are scheduled for September 2000. In a pleading filed August 11, 2000, plaintiffs requested a five month delay in the commencement of the hearings. This request has been argued by the parties and submitted to the ALJ in the case.

                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         ENTERGY CORPORATION

                         By:          /s/Michael Thompson
                                      Michael Thompson
                                     Senior Vice President and
                                    General Counsel

Dated:  August 18, 2000